                                                                    EXHIBIT 23.9

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 5, to Registration Statement No. 333-109493 of chinadotcom corporation on Form F-4 of our report dated July 23, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in method of accounting for goodwill in accordance with Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" and discloses that on July 23, 2003, we reported separately to the shareholders of the company on the consolidated financial statements for the same periods, audited in accordance with Canadian generally accepted auditing standards and prepared in accordance with Canadian generally accepted accounting principles), included in the Annual Report on Form 10-K of Pivotal Corporation for the year ended June 30, 2003, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Vancouver, Canada
July 7, 2004